                              Exhibit 12.1 -- Statement Regarding Computation of
                                              Ratio of Earnings to Fixed Charges

                                                                                                           Three Months Ended
                                                             Year Ended December 31,                            March 31,
                                            ----------------------------------------------------------    ---------------------
                                              1997        1998         1999         2000        2001        2001         2002
                                            --------    --------    ---------     --------    --------    --------     --------
Earnings:
Income before income taxes                  $ 60,124    $385,574    $ 481,909     $288,086    $ 56,502    $ 25,043     $ 60,861
Pretax charges (credits)                     154,507      11,020       (2,233)       8,766      61,157        (928)     (12,851)
Fixed charges:
     Interest expense                         64,536      60,923       43,001       79,636      70,282      20,135       16,191
     Interest portion of rental expense       13,963      17,080       16,023       17,917      16,554       4,038        5,133
                                            --------    --------    ---------     --------    --------    --------     --------
                                            $293,130    $474,597    $ 538,700     $394,405    $204,495    $ 48,288     $ 69,334
                                            ========    ========    =========     ========    ========    ========     ========

Fixed Charges:
Interest expense                            $ 64,536    $ 60,923    $  43,001     $ 79,636    $ 70,282    $ 20,135     $ 16,191
Interest portion of rental expense            13,963      17,080       16,023       17,917      16,554       4,038        5,133
                                            --------    --------    ---------     --------    --------    --------     --------
                                            $ 78,499    $ 78,003    $  59,024     $ 97,553    $ 86,836    $ 24,173     $ 21,324
                                            ========    ========    =========     ========    ========    ========     ========

Ratio of Earnings to Fixed Charges               3.7         6.1          9.1          4.0         2.4         2.0          3.3
                                            ========    ========    =========     ========    ========    ========     ========



Pro Forma Ratio of Earnings to Fixed Charges         Year Ended         Three Months Ended
                                                    December 31,              March 31,
                                                        2001                    2002
                                                      --------                --------
Earnings:
Income before income taxes                            $ 56,502                $ 60,861
Pretax charges (credits)                                61,157                 (12,851)
Fixed charges:
         Pro forma interest expense                     83,032                  21,004
         Interest portion of rental expense             16,554                   5,133
                                                      --------                --------
                                                      $217,245                $ 74,147
                                                      ========                ========

Fixed Charges:
Pro forma interest expense                            $ 83,032                $ 21,004
Interest portion of rental expense                      16,554                   5,133
                                                      --------                --------
                                                      $ 99,586                $ 26,137
                                                      ========                ========

Pro Forma Ratio of Earnings to Fixed Charges               2.2                     2.8
                                                      ========                ========